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                                                                     EXHIBIT 5.1


                   [LETTERHEAD OF KINDEL & ANDERSON L.L.P.]


                                                               REFER TO FILE NO.
                                  May 21, 1996

                                                                       54126-006



ICU Medical, Inc.
951 Calle Amanacer
San Clemente, CA  92673

Ladies and Gentlemen:

          We have acted as counsel to ICU Medical, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"). The Registration Statement covers 1,275,000 shares of the Company's Common Stock to be issued by the Company on the exercise of options (the "Options") granted under the ICU Medical Inc. 1993 Stock Incentive Plan.

          We have examined the originals, certified copies or copies otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate for purposes of this opinion. We have also examined the proceedings heretofore taken, and are familiar with the additional proceedings proposed to be taken, in connection with authorization, issuance and sale of the Company's Common Stock.

          Based on such examination, we are of the opinion that the 1,275,000 shares of Common Stock to be issued by the Company, on the issuance and sale thereof in the manner contemplated by the Options, will be legally and validly issued, fully paid and nonassessable.
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[LETTERHEAD OF KINDEL & ANDERSON L.L.P.]


ICU Medical, Inc.
May 21, 1996
Page 2


          We consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                         Very truly yours,

                                         KINDEL & ANDERSON L.L.P.


                                         By Stephen E. Newton
                                            -------------------
                                            Stephen E. Newton

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